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                                                                 Exhibit 10.10

                                                                           IBM

SPEECH RECOGNITION FAMILY

May 5, 1998

Mr. Walt Nawrocki
Registry Magic, Inc.
One South Ocean Boulevard
Boca Raton, FL 33432

Dear Mr. Nawrocki:

Per your earlier discussion with Mr. Ron Sternberg of IBM, this letter is to confirm that the 2,000 VTAF speech recognition run-time licenses prepaid ($2,000) by Registry Magic on December 27, 1996 are valid and extended through December 31, 1998.

Sincerely

/s/ Thomas Lyons
----------------
Thomas Lyons
Manager, World Wide Sales & Marketing
Speech Systems Business Unit
IBM Corporation
590 Madison Avenue
New York, NY 10022